UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On December 5, 2007, the management of Altera Corporation (the “Company”) committed to a plan to restructure its operations including the termination or restructuring of certain office leases and the elimination of certain employee positions. Impacted office lease locations include San Diego and Santa Cruz, California, Ottawa, Canada and Hong Kong (PRC). Management plans to eliminate approximately 65 positions from the Company’s approximately 2,700 person headcount, including 17 employee positions eliminated earlier in the quarter. Nearly all of the changes will occur in the fourth quarter of 2007. The Plan is the result of the Company’s efforts to lower its overall cost structure, bring expenses in line with its core business and enhance the near and long-term profitability of the Company.

The Company will incur restructuring-related charges of approximately $4-6 million in the fourth quarter of 2007. The charges are comprised of lease termination payments of approximately $1-2 million and employee termination payments of approximately $3-4 million.

Item 7.01.	Regulation FD Disclosure.

On December 5, 2007, the Company issued a press release announcing a business update for the fourth quarter of 2007. A copy of the business update is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated December 5, 2007

Forward-Looking Statements

This report contains forward-looking statements concerning Altera’s intention to terminate or restructure a portion of its leases and eliminate approximately 65 positions and Altera’s expectations regarding the amounts of lease termination and employee termination payments. Investors are cautioned that all forward-looking statements in this report involve risks and uncertainties that may cause actual results to differ from those currently anticipated, including, without limitation, unanticipated restructuring difficulties and inaccuracies in Altera’s assessment of the amount and timing of charges, as well as other risks discussed in Altera’s Form 10-K filed with the Securities and Exchange Commission on February 27, 2007 and in Altera’s other current and periodic reports filed from time to time with the SEC. Copies of Altera’s SEC filings are posted on Altera’s web site and are available from Altera without charge. Forward-looking statements are made as of the date of this report, and, except as required by law, Altera does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Timothy R. Morse
Timothy R. Morse Senior Vice President and Chief Financial Officer

Date: December 5, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 5, 2007